QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.1

Liberty Media Corporation
12300 Liberty Blvd.
Englewood, CO 80112

        May 14, 2004

To:	The Former Holders of Series A Nonvoting Redeemable Preferred Stock of Liberty Webhouse, Inc.
Re:	Registration of Liberty Media Series A Common Stock.

Ladies and Gentlemen:

        As a result of the merger (the "Merger") of LW Merger Sub, Inc. with and into Liberty Webhouse, Inc. ("LW"), you are entitled to receive shares of the Series A common stock, par value $.01 per share (the "Liberty Shares"), of Liberty Media Corporation ("Liberty Media") in exchange for the shares of Series A nonvoting redeemable preferred stock, par value $.01 per share (the "LW Preferred Stock"), of LW held by you at the effective time of the Merger. The Liberty Shares are being issued to you pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

        Liberty Media is willing to register the resale of the Liberty Shares being issued in connection with the Merger to holders entering into this Investor Agreement ("Agreement"). Subject to the terms of this Agreement, upon and during the continuation of the effectiveness of such registration statement, transfers of your Liberty Shares in accordance with the Plan of Distribution described herein will be permitted.

        If you would like your Liberty Shares to be included in the registration statement to be filed by Liberty Media, please review this Agreement carefully, sign and date where indicated below, and return this Agreement together with your certificates formerly representing shares of LW Preferred Stock, and the Letter of Transmittal provided herewith, to: Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, CO 80112, Attention: Investor Relations, no later than June 11, 2004 (the "Expiration Date").

        In consideration of the rights and benefits contained herein, the undersigned (the "Holder") hereby agrees with Liberty Media as follows:

        1.    Registration Procedures.    Subject to the terms of this Agreement, Liberty Media shall, for the benefit of Holder, file with the Securities and Exchange Commission (the "SEC") promptly following the Expiration Date, and use its commercially reasonable efforts to cause to be declared effective as promptly as reasonably practicable thereafter, a registration statement on an appropriate form registering the resale by Holder of the Liberty Shares (the "Shelf Registration Statement"). In connection with such registration of the Liberty Shares, Liberty Media shall:

          a.     prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith (and shall file such prospectus, as so amended or supplemented under Rule 424 of the Securities Act, if required) (each, a "prospectus") as may be necessary to keep such registration statement effective until the earlier of (A) the first anniversary of the date the Shelf Registration Statement was first declared effective under the Securities Act and (B) such date that all Registrable Securities (as defined in Section 1(h) below) included in the Shelf Registration Statement have been disposed of in accordance with the intended methods of disposition thereof as set forth in such registration statement, which methods will be substantially in the form attached as Exhibit A hereto (the "Plan of Distribution"), or have otherwise ceased to be Registrable Securities.

          b.     promptly furnish to Holder a conformed copy of the Shelf Registration Statement, and of each amendment and supplement thereto (in each case, including all exhibits), such number of copies of the prospectus included in the Shelf Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 of the Securities Act, and such other documents as Holder may reasonably request to facilitate the disposition of the Registrable Securities in accordance with the Plan of Distribution;

          c.     use its commercially reasonable efforts to register or qualify all the Registrable Securities under such securities or "blue sky" laws of such jurisdictions as Holder shall reasonably request (given the Plan of Distribution); provided that, in connection therewith, Liberty Media shall not be required to register or qualify any Registrable Securities under the securities or "blue sky" laws of any jurisdiction where Liberty Media would be required to (x) qualify to do business as a foreign corporation or as a dealer in such jurisdiction, (y) conform its capitalization or the composition of its assets at the time to the securities or "blue sky" laws of such jurisdiction or (z) take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Registrable Securities covered by the Shelf Registration Statement, or subject itself to taxation in such jurisdiction;

          d.     immediately notify Holder in writing at any time when a prospectus relating thereto is required to be delivered pursuant to the Securities Act, of the happening of any event that comes to the attention of Liberty Media and as a result of which the prospectus included in such registration statement, as then in effect, would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, subject to Section 4(d) hereof, Liberty Media will promptly prepare and furnish to Holder a supplement to or an amendment of such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          e.     immediately notify Holder of the issuance or, to the knowledge of Liberty Media, threatened issuance of any stop order by the SEC suspending the effectiveness of the Shelf Registration Statement or of the receipt by Liberty Media of any notification with respect to the suspension or threatened suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction, and Liberty Media shall take all reasonably practicable action necessary (A) to prevent the entry of any threatened stop order or any threatened suspension or (B) to remove at the earliest practicable time any stop order or lift any suspension if entered;

          f.      otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its securities holders as promptly as practicable an earnings statement covering a period of twelve months beginning after the effective date of the Shelf Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder; and

          g.     use its commercially reasonable efforts to cause the Registrable Securities to be listed on the New York Stock Exchange or on such other securities exchange or national market system on which securities of Liberty Media of the same class are then principally traded.

          h.     "Registrable Securities" means (A) the Liberty Shares issued and delivered to Holder in connection with the Merger and (B) any shares of capital stock of Liberty Media issued with respect to or in exchange for the Liberty Shares referred to in the preceding clause (A) by way of a stock dividend or stock split or in connection with a recapitalization or a merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (1) the Shelf Registration Statement shall have become effective under the Securities Act and such Registrable Securities shall have been disposed of in accordance with the Shelf Registration Statement, (2) such securities shall have been otherwise transferred, new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by Liberty Media or the transfer agent for such securities and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any state securities laws then in force, (3) such securities have been repurchased by Liberty Media or any of its affiliates, (4) such securities shall become eligible for sale pursuant to Rule 144 or (5) such securities shall cease to be outstanding.

        2.    Registration Expenses.

          a.     Liberty Media will pay all Registration Expenses (as defined below) in connection with the registration of Registrable Securities pursuant to Section 1 hereof. Holder will pay, and hold Liberty Media harmless from, all other costs and expenses incurred by or on behalf of Holder in connection with an offer and sale or other disposition of Registrable Securities pursuant to this Agreement. For the avoidance of doubt, this Section 2 does not apply to any costs and expenses that may be payable by Liberty Media under Section 5 hereof.

          b.     "Registration Expenses" means the following expenses incident to Liberty Media's performance of its obligations hereunder: (i) registration and filing fees with the SEC; (ii) fees and expenses of compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of "blue sky" counsel); (iii) printing expenses, messenger and delivery expenses; (iv) fees and expenses incurred in connection with the listing of the Registrable Securities on the New York Stock Exchange or on such securities exchange or other national market system on which Liberty Shares may then be principally traded; and (v) fees and expenses of counsel for Liberty Media and of Liberty Media's independent auditors, including the expenses of any special audits. The term "Registration Expenses" does not include, and Liberty Media shall not be responsible for: (1) brokerage commissions, underwriting discounts and commissions and transfer taxes attributable to the sale of any of the Registrable Securities; (2) fees and disbursements of any underwriters or underwriters counsel; (3) fees and disbursements of counsel or of any experts retained by Holder in connection with the registration of the Registrable Securities or the disposition of such securities; or (4) any other out-of-pocket expenses of Holder in connection with the offer and sale of the Registrable Securities.

        3.    Reasonable Investigation.    In connection with the preparation and filing of the Shelf Registration Statement, Liberty Media shall provide Holder and one law firm or other legal counsel designated as counsel for Holder and all other former holders of shares of LW Preferred Stock whose Liberty Shares are being registered in the Shelf Registration Statement reasonable access during normal business hours to Liberty Media's books and records and pertinent corporate documents and such opportunities to discuss the business of Liberty Media and its subsidiaries with its employees, independent auditors and legal counsel as shall be necessary for Holder to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act. Holder shall conduct its due diligence investigation in such a manner so as to avoid any undue disruptions to the ongoing business operations of Liberty Media. Liberty Media shall not file the Shelf Registration Statement, any prospectus included therein or any amendment thereof or supplement thereto with the SEC over the reasonable and timely objections of such counsel for Holder and such other former holders; provided, that such counsel and Liberty Media shall use their respective good faith efforts to resolve such objections on a basis reasonably satisfactory for such counsel which will permit such filing to be promptly made; and provided further, that Liberty Media may file over such objections, after using its good faith efforts to resolve such objections, if counsel to Liberty Media advises it in writing that such filing conforms in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        4.    Covenants of Holder.    Holder agrees with Liberty Media as follows:

          a.     Holder shall furnish to Liberty Media such information regarding itself, its intended method of distribution of Registrable Securities and such other information as Liberty Media may from time to time reasonably request for purposes of preparation of the Shelf Registration Statement and to maintain the effectiveness of such registration statement.

          b.     At least thirty-six (36) hours prior to any disposition of Registrable Securities by Holder, Holder will orally advise Liberty Media of the dates on which such disposition is expected to commence and terminate, the number of Registrable Securities expected to be sold, the method of disposition and such other information as Liberty Media may reasonably request in order to supplement the prospectus contained in the Shelf Registration Statement or filed pursuant to Rule 424 under the Securities Act in accordance with the rules and regulations of the SEC.

          c.     Liberty Media, in any event, may postpone the filing or the effectiveness of the Shelf Registration Statement or suspend, at any time or from time to time, the use of the Shelf Registration Statement for a period of time, not to exceed an aggregate of 90 calendar days in any 12-month period (a "Blackout Period"), if Liberty Media determines that the filing or continued use of the Shelf Registration Statement would (x) require the public disclosure of material non-public information concerning any transaction or negotiations involving Liberty Media or any of its affiliates that, in the good faith judgment of Liberty Media, would materially interfere with such transaction or negotiations or, (y) otherwise require premature disclosure of information that, in the good faith judgment of Liberty Media, would adversely affect or otherwise be detrimental to Liberty Media. Liberty Media shall provide Holder with written notice of its commencement and termination of any Blackout Period.

          d.     Holder agrees that, upon receipt of any written notice from Liberty Media of the happening of any event of the kind described in Section 1(d) hereof (a "Material Event"), Holder will immediately discontinue disposition of the Registrable Securities pursuant to the Shelf Registration Statement until receipt of copies of the supplemented or amended prospectus contemplated by Section 1(d) hereof, and, if so requested by Liberty Media, will deliver to Liberty Media all copies of the prospectus covering the Registrable Securities in Holder's possession at the time of receipt of such notice.

          e.     Holder shall, at any time Holder is engaged in a distribution of Registrable Securities, comply with all applicable laws, including Regulation M promulgated under the Exchange Act and (i) will not engage in any stabilization activity in connection with the securities of Liberty Media in contravention of such rules, (ii) will distribute the Registrable Securities solely in the manner described in the Shelf Registration Statement and (iii) will not bid for or purchase any securities of Liberty Media or attempt to induce any person to purchase any securities of Liberty Media other than as permitted under the Exchange Act.

          f.      Holder shall provide such information and materials, execute all such documents and take all such other actions as Liberty Media shall reasonably request in order to permit Liberty Media to comply with all applicable requirements of law and to effect the registration of the Registrable Securities.

        5.    Indemnification; Contribution.

          a.    Indemnification by Liberty Media.    Liberty Media will indemnify and hold harmless, to the full extent permitted by law, Holder, and if Holder is not a natural person, Holder's directors, officers and partners, and each other person, if any, who controls Holder within the meaning of the Securities Act or the Exchange Act (the "Holder Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which the Holder Indemnified Parties, or any of them, may become subject, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, any preliminary, final or summary prospectus included therein or filed under Rule 424, or any amendment or supplement thereto, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Shelf Registration Statement, in light of the circumstances in which they were made), and Liberty Media will reimburse such Holder Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, damage, liability, action or proceeding against receipt of reasonably detailed invoices therefor; provided that, Liberty Media shall not be liable to any Holder Indemnified Party to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) any actual or alleged untrue statement in or any actual or alleged omission from, the Shelf Registration Statement or amendment or supplement thereto or any preliminary, final or summary prospectus, in reliance upon and in conformity with written information furnished by or on behalf of Holder to Liberty Media specifically for use in the preparation thereof, (ii) any actual or alleged untrue statement of a material fact or any actual or alleged omission of a material fact required to be stated in any preliminary prospectus if Holder sells Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if Liberty Media had previously furnished copies thereof to Holder or its representatives, and such final prospectus, as then amended or supplemented, corrected any such misstatement or omission, (iii) the use of any prospectus by or on behalf of Holder after Liberty Media has notified Holder, in accordance with Section 1(d) hereof, that such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) the use of any prospectus by or on behalf of Holder after such time as the obligation of Liberty Media under Section 1(a) hereof to keep the related registration statement effective has expired or (v) any violation of any federal or state securities laws, rules or regulations committed by Holder.

          b.    Indemnification by Holder.    Holder will indemnify and hold harmless, to the full extent permitted by law, Liberty Media, each of its directors and officers, and each person, if any, who controls Liberty Media within the meaning of the Securities Act or the Exchange Act (the "Liberty Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which Liberty Indemnified Parties may become subject, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (w) any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, any preliminary, final or summary prospectus included therein or in any prospectus filed pursuant to Rule 424, or amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished to Liberty Media by or on behalf of Holder specifically for use in the preparation thereof, (x) the use of any prospectus by or on behalf of Holder (i) after Liberty Media has notified Holder, in accordance with Section 1(d) hereof, that such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) after such time as the obligation of Liberty Media to keep the Shelf Registration Statement effective and current has expired, (y) the failure to send or deliver to a person to whom Holder sells or transfers Registrable Securities, at or prior to the written confirmation of sale or transfer, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if Liberty Media had previously furnished copies thereof to Holder, or (z) any violation by Holder of any federal or state securities law or rule or regulation thereunder, and Holder will reimburse such Liberty Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, damage, liability, action or proceeding against receipt of reasonably detailed invoices therefor; provided, however, that in no event shall any indemnity under this Section 5(b) exceed the net proceeds from the offering received by Holder upon Holder's sale of Registrable Securities included in the Shelf Registration Statement.

          c.    Indemnification Procedures.    Any person that proposes to assert the right to be indemnified under this Section 5 shall, promptly after receipt of notice of any claim, action, suit, proceeding or other litigation (collectively, an "Action") against such person in respect of which a claim is to be made against an indemnifying party under this Section 5, notify such indemnifying party of the commencement of such Action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such Action shall not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 5, except to the extent that such indemnifying party is prejudiced by such failure to give notice. In case any such Action shall be brought and notice given to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any further legal or other expenses incurred by such indemnified party, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ separate counsel and to participate in (but not control) any such Action, but the fees and expenses of such counsel shall be the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by its counsel in writing that there are legal defenses available to it that are different from or in addition to those available to the indemnifying parties, (iii) the indemnified party shall have been advised by its counsel in writing that there is a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such Action (in which case the indemnifying party shall not have the right to direct the defense of such Action on behalf of the indemnified party) or (iv) the indemnifying party shall not in fact have employed counsel to assume the defense of such Action, in each of which cases the fees and expenses of such counsel shall be at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of an Action effected without its written consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement that (x) includes a statement as to or admission of fault, culpability or a failure to act by or on behalf of any indemnified party or (y) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Action. An indemnifying party who is not entitled to, or elects not to, assume the defense of an Action will not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) for all parties indemnified by such indemnifying party with respect to such Action.

          d.    Contribution.    If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for any and all losses, claims, damages or liabilities, joint or several, and expenses to which they may become subject, in such proportion as is appropriate to reflect the relative fault of the parties entitled to indemnification, on the one hand, and the indemnifying parties, on the other, in connection with the matter out of which such losses, claims, damages, liabilities or expenses arise or result from as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Liberty Media or Holder, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 5(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 5(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Liberty Media and Holder agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

          e.    Survival.    The obligations of Holder and Liberty Media under this Section 5 shall survive the completion of any offering of Registrable Securities under the Shelf Registration Statement pursuant to this Agreement.

        6.    Miscellaneous.

          a.    Amendments and Waivers.    The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, absent an agreement in writing signed by Liberty Media and the Holder.

          b.    Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery addressed (i) if to Holder, to the address specified by Holder in the Letter of Transmittal, or (ii) if to Liberty Media, to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: General Counsel, Telephone: 720-875-5400, Facsimile: (720) 875-5382, with a copy to Baker Botts L.L.P., 30 Rockefeller Plaza, New York, New York 10112, Attention: Frederick H. McGrath, Telephone: (212) 408-2500, Facsimile: (212) 408-2501, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 6(b). All such notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) three business days after being deposited in the mail, postage prepaid, and return receipt requested, if sent by certified mail; (iii) when receipt is acknowledged, if telecopied; and (iv) on the next business day if timely delivered, charges prepaid, to an air courier guaranteeing overnight delivery.

          c.    Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of Holder; provided, however, that Holder may not assign any of its rights or obligations under this Agreement without the prior written consent of Liberty Media. Nothing herein shall be deemed to permit any transfer or disposition of Registrable Securities in violation of this Agreement.

          d.    Entire Agreement.    This Agreement constitutes the entire agreement between Holder and Liberty Media and supersedes all prior agreements and understandings, oral and written, between Holder and Liberty Media with respect to the subject matter hereof.

          e.    No Third-Party Rights.    Except as provided in Section 5 hereof, nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than Holder or Liberty Media any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of Holder and Liberty Media that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of Holder and Liberty Media, and for the benefit of no other person or entity.

          f.    Counterparts.    This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be deemed an original, but all of such counterparts shall together constitute one and the same instrument.

          g.    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          h.    GOVERNING LAW; JURISDICTION.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF COLORADO WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF. THE PARTIES HERETO HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLORADO AND OF ANY COLORADO STATE COURT SITTING IN THE CITY OF DENVER, FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          i.    WAIVER OF JURY TRIAL.    EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE LIBERTY SHARES OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PROVISIONS OF THIS SECTION SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL WITHOUT A JURY BY THE COURT.

          j.    Severability.    If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be affected or impaired thereby.

        If the foregoing is acceptable to you, please sign and date one copy of this Agreement and return it to Liberty Media at the address specified on the first page of this Agreement. Upon such execution and delivery, this Agreement will constitute a valid, binding and enforceable agreement of each of us.

Very Truly Yours,
LIBERTY MEDIA CORPORATION
By:	/s/ ELIZABETH M. MARKOWSKI Elizabeth M. Markowski Senior Vice President

Accepted and Agreed:

Signature:
Printed Name:
Date:

EXHIBIT A

PLAN OF DISTRIBUTION

        These shares may be sold by the selling stockholders from time to time:

  •
  directly by the selling stockholders to one or more purchasers;

  •
  to or through brokers or dealers;

  •
  through agents on a best-efforts basis or otherwise; or

  •
  through a combination of such methods of sale.

        If shares of our Series A common stock are sold through brokers, dealers or agents, the selling stockholders will be responsible for discounts or agent's commissions. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The shares of our Series A common stock may be sold:

  •
  directly by the selling stockholders to one or more purchasers in one or more transactions at fixed or variable prices;

  •
  at prevailing market prices at the time of sale or at prices related to such prevailing prices;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

        The shares of our Series A common stock offered hereby may be sold from time to time by, as applicable, the selling stockholders or, to the extent permitted, by pledgees, donees, transferees or other successors in interest. The shares may be disposed of from time to time in one or more transactions through any one or more of the following, as appropriate:

  •
  a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  an exchange distribution in accordance with the rules of that exchange or transactions in the over-the-counter market;

  •
  on the New York Stock Exchange;

  •
  in transactions otherwise than on the New York Stock Exchange or in the over-the-counter market;

  •
  through the writing of put or call options on the securities;

  •
  short sales of the securities and sales to cover the short sales;

  •
  the pledge of the securities as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the securities or interests therein;

  •
  the distribution of the securities by the selling stockholders to their respective partners, members or shareholders;

  •
  sales through dealers who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or their respective successors in interest or from the purchasers of the shares for whom they may act as agent; and

  •
  a combination of any of the above.

        In addition, the shares of Series A common stock covered by this prospectus may be sold in private transactions or under Rule 144 under the Securities Act of 1933, as amended, rather than under this prospectus.

        We cannot assure you that the selling stockholders will sell any or all of their shares under this prospectus or that the selling stockholders will not transfer, devise or gift their shares by other means not described in this prospectus.

        The selling stockholders may pledge or grant a security interest in some or all of the shares of our Series A common stock owned by them, respectively, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of shares of our Series A common stock or interests therein, and if the selling stockholders default in the performance their secured obligations, the pledgees or secured party may, from time to time, sell shares of the pledged Series A common stock pursuant to the registration statement of which this prospectus is a part. The selling stockholders may also transfer and donate shares of our Series A common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus. Brokers, dealers and agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchaser of shares of our Series A common stock for whom they may act as agent. The selling stockholders and any dealers or agents that participate in the distribution of shares of our Series A common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of shares of our Series A common stock by them and any discounts, commissions or concessions received by them might be deemed to be underwriting discounts and commissions under the Securities Act.

        Our Series A common stock is listed on the NYSE under the symbol "L". On            2004, the closing sale price of our Series A common stock on the NYSE was $    per share. At the time a particular offering or sale of our Series A common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate number of shares of our Series A common stock offered or sold and the terms of the offering or sale, including the name or names of dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. To comply with the securities laws of certain jurisdictions, if applicable, shares of our Series A common stock can be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions shares of Series A common stock may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. One or more prospectus supplements and, if necessary, post-effective amendments to the registration statement of which this prospectus is a part, will be filed with the Securities and Exchange Commission to reflect the disclosure of additional information with respect to the distribution of shares of our Series A common stock pursuant to this prospectus.

        We are responsible for expenses incident to the registration under the Securities Act of 1933, as amended, of the offer and sale of shares of our Series A common stock by the selling stockholders, subject to the limitations set forth in the investor agreement between us and each of the selling stockholders.

        We have agreed to indemnify the selling stockholders against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

QuickLinks

  EXHIBIT 99.1
EXHIBIT A PLAN OF DISTRIBUTION